SUBSCRIPTION AND CONTRIBUTION AGREEMENT

This SUBSCRIPTION AND CONTRIBUTION AGREEMENT (this "Agreement") is made as of April 5, 2007, by and among AVP Holdings, Inc., a Delaware corporation ("Parent"), and Leonard Armato (the "Rollover Stockholder"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, pursuant to the Agreement and Plan of Merger, dated April 5, 2007 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the "Merger Agreement"), by and among AVP, Inc., a Delaware corporation (the "Company"), Parent and AVP Acquisition Corp., a Delaware corporation ("Acquisition Corp."), it is contemplated that Acquisition Corp. shall merge with and into the Company upon the terms and subject to the conditions set forth therein (the "Merger").

WHEREAS, as of the date hereof, the Rollover Stockholder is the record and beneficial owner of 1,795,798 shares of the Company's common stock, par value $0.001 ("Company Stock").

WHEREAS, immediately prior to the Merger, Parent desires to receive from the Rollover Stockholder, and the Rollover Stockholder desires to contribute to Parent, that number of shares of Company Stock described herein in exchange for Parent's issuance to the Rollover Stockholder of securities of Parent ("Parent Securities").

WHEREAS, simultaneously with the Merger, Parent desires to issue to the Rollover Stockholder and the Rollover Stockholder desires to purchase from the Company an additional number of Parent Securities for cash consideration in the aggregate amount of $1,362,142.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

1. Purchase, Sale and Contribution, Exchange, of Securities.

(a) Immediately prior to the Merger (the "Exchange Closing"), the Rollover Stockholder agrees to contribute to Parent certificates representing 1,795,798 shares of Company Stock (the "Exchange Shares") owned by the Rollover Stockholder, endorsed in blank or accompanied by duly executed assignment documents, and in exchange therefore, Parent agrees to issue and deliver to the Rollover Stockholder, certificates representing Parent Securities, at the same price per security and in the same proportions, in each case, as the Parent Securities to be purchased by Shamrock Capital Growth Fund II, L.P. simultaneous with the Merger (e.g., if Shamrock purchases Parent Securities in a "strip" of securities, then the Rollover Stockholder shall also be required to purchase the same strip of Parent Securities, and in the same proportions). The Rollover Stockholder hereby requests Parent to issue all such Parent Securities in the name of the Rollover Stockholder.

(b) Simultaneous with the Merger, Parent shall issue to the Rollover Stockholder, and the Rollover Stockholder shall purchase (for cash consideration in an aggregate amount of $1,362,142) from Parent, Parent Securities, at the same price per security and in the same proportions, in each case, as the Parent Securities to be purchased by Shamrock Capital Growth Fund II, L.P. simultaneous with the Merger (e.g., if Shamrock purchases Parent Securities in a "strip" of securities, then the Rollover Stockholder shall also be required to purchase the same strip of Parent Securities, and in the same proportions). The Rollover Stockholder hereby requests Parent to issue all such Parent Securities in the name of the Rollover Stockholder.

(c) In order to facilitate the contribution of the Exchange Shares by the Rollover Stockholder, the Rollover Stockholder has delivered on the date hereof one or more certificates representing all of the Exchange Shares to be contributed by the Rollover Stockholder to Parent, together with stock powers or other instruments duly endorsed or otherwise sufficient for transfer (the "Exchange Instruments"). Parent shall hold the Exchange Instruments in escrow pending the Exchange Closing. At the time of the Exchange Closing, Parent is authorized to present the Exchange Instruments to the transfer agent for the Company and instruct the transfer agent to register the Exchange Shares in the name of Parent or its designee.

2. Tax Reporting. The parties hereto intend that the transactions described in Section 1(a) above be characterized in the aggregate as an exchange under Section 351 of the Internal Revenue Code of 1986, as amended, and agree not to take an inconsistent position on any return or other document filed with any tax authority except as may be required by applicable law.

3. Restrictions on Parent Securities. None of the Parent Securities to be received by the Rollover Stockholder pursuant to this Agreement (including any securities received as a result of dividends, splits or any other forms of recapitalization in respect of such Parent Securities) shall be transferred (including any sale, assignment, pledge, hypothecation, or other disposition or encumbrance), either voluntarily or involuntarily, directly or indirectly, except (i) pursuant to an effective registration under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel reasonably satisfactory to Parent, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder and (ii) in accordance with the terms of the stockholders agreement by and among the Rollover Stockholder, Parent and other stockholders signatory, to be entered into at the Exchange Closing, substantially in the form attached hereto as Exhibit A (as amended from time to time according to its terms, the "Stockholders Agreement")

4. Representations and Warranties of Rollover Stockholder.

(a) Title and Ownership of the Exchange Shares, etc. The Rollover Stockholder is the lawful record and beneficial owner of the Exchange Shares and has good and valid title to the Exchange Shares. The Exchange Shares owned by the Rollover Stockholder are free and clear of any liens, restrictions, claims, charges, pledges, security interests, options, rights of first offer, rights of first refusal or other encumbrances of any nature whatsoever (collectively, "Liens"), with no defects of title whatsoever. The Rollover Stockholder has the exclusive right,

power and authority to transfer the Exchange Shares owned by him. There are no proxies, voting trusts or voting agreements with respect to the voting of the Rollover Stockholder's Exchange Shares. Upon transfer of the Exchange Shares owned by the Rollover Stockholder to Parent in accordance with the terms and conditions of this Agreement, Parent will have good and valid title to the Exchange Shares, free and clear of any Lien.

(b) Authorization of Transaction. The Rollover Stockholder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Rollover Stockholder, enforceable in accordance with its terms and conditions. The Rollover Stockholder is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination, cancellation or acceleration, the loss of a material right or benefit, or the creation of any Lien upon the Rollover Stockholder's Exchange Shares, or (b) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Rollover Stockholder is subject.

(d) Brokers' Fees. The Rollover Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Parent could become liable or obligated.

(e) Investment. The Rollover Stockholder is acquiring Parent Securities for his own account and is not acquiring Parent Securities with a view to, or for sale in connection with, any distribution thereof within the meaning of the Act.

(f) Sophistication of Rollover Stockholder. The Rollover Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated under the 1933 Act, is sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in Parent Securities, and has determined that investment in Parent Securities is suitable for the Rollover Stockholder, based upon his financial situation and needs, as well as his other securities holdings.

(g) Economic Risk; Stockholders Agreement. The Rollover Stockholder is able to bear the economic risk of its investment in Parent Securities for an indefinite period of time and the Rollover Stockholder understands that Parent Securities have not been registered under the Act, and cannot be sold unless subsequently registered under the Act or unless an exemption from such registration is available. The Rollover Stockholder acknowledges that the Parent Securities will be subject to the provisions of the Stockholders Agreement.

(h) Information. The Rollover Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Parent Securities and has had full access to such other information concerning Parent as he has requested. The Rollover Stockholder has reviewed, or has had an opportunity to review, the Certificate of Incorporation and Bylaws of Parent and the Stockholders Agreement.

(i) Limitations on Disposition. The Rollover Stockholder recognizes that no public market exists for the Parent Securities, and none will exist in the future. The Rollover Stockholder understands that the Rollover Stockholder must bear the economic risk of this investment indefinitely unless the Parent Securities is registered pursuant to the Act or an exemption from such registration is available, and unless the disposition of Parent Securities is qualified under applicable state securities laws or an exemption from such qualification is available, and that Parent has no obligation or present intention of so registering the Parent Securities. The Rollover Stockholder further understands that there is no assurance that any exemption from the Act will be available, or, if available, that such exemption will allow the Rollover Stockholder to transfer any or all of the Parent Securities, in the amounts, or at the times the Rollover Stockholder might propose. The Rollover Stockholder understands at the present time Rule 144 promulgated under the Act by the SEC ("Rule 144") is not applicable to sales of the Parent Securities because they are not registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and there is not publicly available the information concerning Parent specified in Rule 144. The Rollover Stockholder further acknowledges that Parent is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so. The Rollover Stockholder further acknowledges the restrictions on disposition and other terms set forth in the Stockholders Agreement.

5. Pre-Closing Covenants.

(a) Stockholders Agreement. Simultaneously with the Exchange Closing, the Rollover Stockholder shall enter into the Stockholders Agreement, substantially in the form attached hereto as Exhibit A, and the Stockholders Agreement shall be in full force and effect as of the Exchange Closing.

(b) Registration Rights Agreement. Simultaneously with the Exchange Closing, the Rollover Stockholder shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit B (as amended from time to time according to its terms, the "Registration Rights Agreement") and the Registration Rights Agreement shall be in full force and effect as of the Exchange Closing.

6. Post-Closing Covenants. Parent and the Rollover Stockholder agree as follows with respect to the period following the consummation of the transactions described herein.

(a) Further Assurances. Each party to this Agreement will take such further action (including the execution and delivery of such further instruments and documents) as is reasonably necessary to carry out the purpose of this Agreement as any other party hereto may reasonably request, all at the sole cost and expense of such requesting party.

(b) Legends. Each certificate of Parent Securities issued under this Agreement will be imprinted with the following legend:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF __________, 2007 BETWEEN THE ISSUER AND CERTAIN OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

7. Release

(a) In consideration of Parent Securities issued to the Rollover Stockholder, the Rollover Stockholder hereby agrees that, effective upon the Merger, such Rollover Stockholder generally releases and forever discharges the Company and each of its affiliates and respective subsidiaries (including AVP, Inc. and its subsidiaries), each of their respective present or former shareholders, members, directors, officers, employees, representatives, affiliates and agents, and any purchaser of all or substantially all of the outstanding capital stock of the Company or any of the subsidiaries or affiliates of each of the foregoing and their respective successors and assigns (each a "Released Party"), of and from any and all commitments, indebtedness, obligations, liabilities, claims, suits, controversies, actions, causes of action, cross claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this general release becomes effective and enforceable) and whether known or unknown, suspected or unsuspected, anticipated or unanticipated (collectively, "Claims"), which the Rollover Stockholder or any of his heirs, executors, administrators or assigns, ever had, now has or (to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Merger) may have after the date hereof, against any Released Party; provided, however, this general release does not release any rights or claims that the Rollover Stockholder may have against AVP, Inc. or its subsidiaries under their respective certificates of incorporation or bylaws, insurance polices, or otherwise, to be indemnified, contributed to, or held harmless from and against liabilities incurred by reason of the Rollover Stockholder's service as a director, officer or employee of AVP, Inc. or its subsidiaries.

(b) The Rollover Stockholder represents and warrants to the Released Parties that (i) the Rollover Stockholder has not assigned any Claim, (ii) the Rollover Stockholder fully intends to release all possible Claims against the Released Parties with respect to the Exchange

Shares or any other equity compensation arising from the Rollover Stockholder's employment by the Parent, including, without limitation, unknown and contingent claims, or other rights with respect to the Exchange Shares, and (iii) the Rollover Stockholder has had an opportunity to consult with counsel with respect to the execution and delivery of this Agreement and the consequences thereof.

8. Indemnification.

(a) Survival of Rollover Stockholder's Representations and Warranties. The representations and warranties of the Rollover Stockholder set forth in Section 4 shall survive indefinitely.

(b) Indemnification by Rollover Stockholder. Parent and its affiliates and their respective shareholders, partners, members, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Company Indemnified Parties"), shall be indemnified and held harmless by the Rollover Stockholder, severally and not jointly, from and against any and all losses arising out of or resulting from:

(i) any breach by the Rollover Stockholder of any representation or warranty made by the Rollover Stockholder in Section 4; and

(ii) the failure by the Rollover Stockholder to perform any covenant, agreement or obligation of the Rollover Stockholder set forth in this Agreement.

(c) Any payment to be made to any Company Indemnified Party pursuant to this Section 7 shall be effected by wire transfer of immediately available funds from the Rollover Stockholder, to an account designated by such Company Indemnified Party within ten business days after the determination of the amount due.

9. Miscellaneous.

(a) Press Releases and Public Announcements. The Rollover Stockholder shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Parent; *provided*, that the Rollover Stockholder may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will use its commercially reasonable efforts to advise the other parties hereto prior to making the disclosure).

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(c) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Amendments and Waivers. This Agreement may be amended, and any provision of this Agreement may be waived upon a written approval, executed by the parties hereto. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(h) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTON OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS HEREUNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION 9(i) CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Subscription and Contribution Agreement as of the date first above written.

AVP HOLDINGS, INC.

By: ______________________________
Name: Robert F. Perille
Title: President

LEONARD ARMATO

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IN WITNESS WHEREOF, the parties hereto have executed this Subscription and Contribution Agreement as of the date first above written.

AVP HOLDINGS, INC.

By: ____________________________
Name: Robert F. Perille
Title: President

LEONARD ARMATO

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